Exhibit 99.1

Broadridge Financial Solutions, Inc.

Investor Communication Solutions

Key Statistics

(volume and $ in millions)

Legend:
Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		4Q07	4Q08	FY07	FY08	Type
Proxy	Equities	$328.5	$333.5	$478.1	$465.2	RC
	Stock Record Position Growth	1%	2%	0%	2%
	Pieces	205.3	216.6	289.9	297.8
	Mutual Funds	$51.7	$60.5	$147.9	$175.9	ED
	Pieces	42.0	68.0	127.3	176.6
	Contests/Specials	$25.5	$13.1	$64.4	$35.7	ED
	Pieces	11.2	7.9	31.9	21.1

	Total Proxy	$405.7	$407.1	$690.4	$676.8
	Total Pieces	258.5	292.5	449.1	495.5
Interims	Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)	$46.8	$54.6	$184.6	$214.3	RC
	Position Growth	11%	6%	9%	9%
	Pieces	100.6	102.3	366.3	401.1
	Mutual Funds (Supplemental Prospectuses) & Other	$42.1	$31.0	$155.2	$164.7	ED
	Pieces	86.7	60.2	332.8	301.3

	Total Interims	$88.9	$85.6	$339.8	$379.0
	Total Pieces	187.3	162.5	699.1	702.4
Transaction Reporting	Transaction Reporting	$63.9	$70.3	$283.7	$276.3	RC
Fulfillment	Post-Sale Fulfillment	$32.6	$36.6	$118.6	$135.4	RC
	Pre-Sale Fulfillment	$13.0	$12.4	$51.2	$49.1	ED

	Total Fulfillment	$45.6	$49.0	$169.8	$184.5
Other Communications	Other (1)	$15.3	$18.0	$68.5	$58.6	ED
	Total Net Revenue - Non-GAAP (2)	$619.4	$630.0	$1,552.2	$1,575.2
	Transfer price adjustment	—	—	2.0	—

	Total Net Revenue as reported - GAAP (2)	$619.4	$630.0	$1,554.2	$1,575.2

	Distribution Fees % of Total Net Revenue- Non-GAAP	52.1%	48.9%	52.8%	51.3%

(1)	Other includes pieces of 2.5M for 4Q08 and 3.4M for 4Q07, 12.6M for FY08 and 18.6M for FY07 primarily related to corporate actions.

(2)	Revenue numbers include distribution fees.

Management believes that certain Non-GAAP (generally accepted accounting principles) measures, when presented in conjunction with comparable GAAP measures provide investors a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. These measures should be considered in addition to and not a substitute for the measures of financial performance prepared in accordance with GAAP.

Broadridge Financial Solutions, Inc.

Securities Processing Solutions

Key Statistics

($ in millions)

Legend:
Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		4Q07	4Q08	FY07	FY08	Type
Equity
Transaction-Based	Equity Trades	$65.3	$66.5	$262.9	$261.5	RC
	Trade Volume (Average Trades per Day in ‘000)	2,452	2,422	2,195	2,481
Non-Transaction	Other Equity Services	$47.0	$46.3	$172.9	$177.2	RC

	Total Equity	$112.3	$112.8	$435.8	$438.7
Fixed Income
Transaction-Based	Fixed Income Trades	$12.2	$13.3	$45.2	$51.1	RC
	Trade Volume (Average Trades per Day in ‘000)	211	266	195	237
Non-Transaction	Other Fixed Income Services	$6.4	$7.3	$22.9	$24.6	RC

	Total Fixed Income	$18.6	$20.6	$68.1	$75.7
	Total Net Revenue - Non-GAAP	$130.9	$133.4	$503.9	$514.4
	Transfer price adjustment	—	—	6.0	—

	Total Net Revenue as reported - GAAP	$130.9	$133.4	$509.9	$514.4

Management believes that certain Non-GAAP (generally accepted accounting principles) measures, when presented in conjunction with comparable GAAP measures provide investors a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. These measures should be considered in addition to and not a substitute for the measures of financial performance prepared in accordance with GAAP.

Broadridge Financial Solutions, Inc.

Clearing and Outsourcing Solutions

Key Statistics

($ in millions)

Legend:
Type
RC	=	Recurring-	Low Volatility
ED	=	Event-Driven-	High Volatility

		4Q07	4Q08	FY07	FY08		Type
Clearing	Net Interest Income (1)	$8.0	$5.4	$30.9	$27.1		RC
	Average Margin Debits	$739.8	$830.2	$687.7	$898.3
	Clearing Fees/Other	$11.4	$13.2	$39.4	$49.6		RC
	Trade Volume (Average Trades per Day in ‘000)	60.5	49.0	33.6	47.5
Outsourcing	Outsourcing	$6.2	$4.9	$23.5	$19.1		RC
	# of Clients	4	5	4	5	(2)
	Total Net Revenue - Non-GAAP	$25.6	$23.5	$93.8	$95.8
	Transfer price adjustment	—	—	—	—

	Total Net Revenue as reported - GAAP	$25.6	$23.5	$93.8	$95.8

(1)	Referred to as “Margin Revenues” in Key Statistics prior to 3Q08.

(2)	Currently record E*Trade and E*Trade Canada as one client. Previously recorded as two separate clients in 1Q08 and 2Q08.

Management believes that certain Non-GAAP (generally accepted accounting principles) measures, when presented in conjunction with comparable GAAP measures provide investors a more complete understanding of Broadridge’s underlying operational results. These Non-GAAP measures are indicators that management uses to provide additional meaningful comparisons between current results and prior reported results, and as a basis for planning and forecasting for future periods. These measures should be considered in addition to and not a substitute for the measures of financial performance prepared in accordance with GAAP.